As filed with the Securities and Exchange Commission on June 22, 1999
                                                  Registration No: ___________
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               _________________

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               _________________

                           NATIONAL BANKSHARES, INC.
                           -------------------------
            (Exact name of registrant as specified in its charter)


        Virginia                                       54-1375874
        --------                                       ----------
   (State of Incorporation                   (IRS Employer Identification No.)
    or Organization)

100 South Main Street, P.O. Box 90002
     Blacksburg, Virginia                                24062
     --------------------                                -----
(Address of Principal Executive Offices)               (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered      Name of each exchange on which
                                             each class is to be registered
               None                                     None
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If this form relates  to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of  securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [x]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $2.50 par value
                         -----------------------------





Item 1.    Description of Registrant's Securities to be Registered.

The common stock of National Bankshares, Inc., $2.50 par value, is currently quoted on the OTC Bulletin Board. The Company intends to begin listing its common stock on the NASDAQ SmallCap Market after filing this Form 8-A and approval of its SmallCap Market application by NASDAQ. This is a report filed to obtain a file number under the Securities Exchange Act of 1934

The description of the Company's common stock contained in the "Description of NBI Capital Stock" in the Company's Prospectus/Proxy Statement filed as a part of the Registration Statement on Form S-4, Registration No. 33-64979, with the Securities and Exchange Commission on December 12, 1995, is incorporated by reference.

Item 2.    Exhibits

Copies of constituent instruments defining the rights of the holders of the class of securities described in this filing:

1. A copy of the Company's Articles of Incorporation has been previously filed with the Commission as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and is incorporated by reference.
2. A copy of the Company's Bylaws has been previously filed with the Commission as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and is incorporated by reference.
3. A specimen copy of the certificate for National Bankshares, Inc. common stock, $2.50 par value has been previously filed with the Commission as
     Exhibit 4(a) to the Company's Annual Report on Form 10-K, and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)   NATIONAL BANKSHARES, INC.
               -------------------------

(Date)         June 22 , 1999
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By             /s/ JAMES G. RAKES
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               James G. Rakes, Chairman, President & CEO